Exhibit 99.1

HireQuest Reports Financial Results for Fourth Quarter and Full Year 2024

GOOSE CREEK, South Carolina – March 27, 2025 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of direct dispatch, executive search, and commercial staffing services, today reported financial results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 Summary

●	Franchise royalties decreased 14.0% to $7.6 million compared to $8.9 million in the prior year period.
●	Total revenue decreased 17.2% to $8.1 million compared to $9.8 million in the prior year period.
●	Selling, general and administrative (“SG&A”) expenses were $5.1 million, a decrease of 22.7% compared to $6.6 million in the prior year period.
●	Income from operations was $2.3 million, compared to income from operations of $2.4 million in the fourth quarter of 2023.
●

Net income was $2.2 million, or $0.16 per diluted share compared to net income of $15,000, or $0.00 per diluted share in the prior year period. Adjusted net income for the quarter was $2.6 million, or $0.19 per diluted share compared to adjusted net income of $2.5 million, or $0.18 per diluted share in the fourth quarter of 2023.

●	Adjusted EBITDA was $3.8 million compared to $4.3 million in the prior year period.

Full Year 2024 Summary

●	Franchise royalties decreased 8.8% to $32.7 million compared to $35.8 million in the full year 2023.
●	Total revenue decreased 8.7% to $34.6 million compared to $37.9 million in the prior year period.
●	SG&A expenses decreased 12.4% to $21.4 million compared to $24.4 million in the prior year period.
●

Income from operations decreased to $4.4 million compared to $10.6 million in the prior year period. Income from operations for the full year of 2024 included a non-cash impairment charge of $6.0 million in the third quarter.

●

Net income was $3.7 million, or $0.26 per diluted share, compared to net income of $6.1 million, or $0.45 per diluted share in the prior year period. Adjusted net income was $9.9 million, or $0.71 per diluted share compared to adjusted net income of $9.9 million, or $0.72 per diluted share in the prior year period.

●	Adjusted EBITDA was $16.1 million compared to $16.5 million in the prior year period.

System-wide sales for the fourth quarter of 2024 decreased 6.0% to $134.8 million compared to $143.5 million for the same period in 2023. System-wide sales for the full year ended December 31, 2024, decreased 6.9% to $563.6 million compared to $605.1 million in the prior year period.

Rick Hermanns, HireQuest’s President and Chief Executive Officer, commented, “Our fourth quarter results are reflective of the challenging environment that impacted the staffing industry throughout 2024. That said, we achieved profitability in the fourth quarter and full fiscal year of 2024, demonstrating the underlying strength of our franchise model. Additionally, we continued to drive our expense reduction initiatives resulting in a 22.7% decrease in SG&A expenses in the fourth quarter and a 12.4% decrease in the full year 2024.

“Cost reduction and our M&A strategy were key priorities in 2024. Workers’ compensation expense, which had a substantial impact on our business during fiscal 2023, has come down significantly, and we believe it will continue to decline further in 2025. Moreover, we continue to closely monitor the market for acquisition opportunities with the potential to be accretive to our existing business.

“We made encouraging progress in 2024, but the economic environment remains unpredictable. As we begin to move through 2025, we are focused on leveraging our flexible staffing model, client relationships and enhanced balance sheet to position our business to meet strengthened demand as the economy improves,” Mr. Hermann’s concluded.

Fourth Quarter 2024 Financial Results

Franchise royalties in the fourth quarter of 2024 were $7.6 million compared to $8.9 million in the prior-year period. Service revenue was $439,000 compared to $871,000 in the prior-year period. Service revenue for the fourth quarter 2023 included $515,000 of pass-through revenue related to the MRINetwork advertising fund, which was for the full year, while fourth quarter 2024 only included advertising fund revenue for the quarter. Total revenue in the fourth quarter of 2024 was $8.1 million compared to $9.8 million in the year-ago quarter, a decrease of 17.2%.

SG&A expenses in the fourth quarter of 2024 were $5.1 million compared to $6.6 million in the fourth quarter of 2023, a decrease of 22.7%. SG&A expense for the fourth quarter of 2023 included $515,000 of expense related to the MRINetwork advertising fund, which was for the full year, while fourth quarter 2024 only included advertising fund revenue for the quarter. Net workers’ compensation expense for the quarter decreased to $335,000, compared to $1.3 million in the prior year period.

Depreciation and amortization in the fourth quarter of 2024 was approximately $697,000, compared to $698,000 in the fourth quarter of 2023.

Interest and other financing expense in the fourth quarter of 2024 was approximately $160,000 compared to $230,000 for the fourth quarter of 2023. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in the fourth quarter of 2024 was $2.2 million, or $0.16 per diluted share, compared to net income of $15,000, or $0.00 per diluted share, in the fourth quarter last year. Adjusted net income for the quarter was $2.6 million, or $0.19 per diluted share compared to adjusted net income of $2.5 million, or $0.18 per diluted share in the fourth quarter last year.

Adjusted EBITDA for the fourth quarter of 2024 was $3.8 million compared to $4.3 million in the fourth quarter of 2023.

Full Year 2024 Financial Results

Franchise royalties were $32.7 million compared to $35.8 million for the same period in 2023. Service revenue was $1.9 million, compared to $2.1 million in the prior year period. Total revenue was $34.6 million compared to $37.9 million in 2023.

SG&A expenses in 2024 were $21.4 million compared to $24.4 million in 2023. Net workers’ compensation expense for the year decreased to $2.0 million, compared to $3.7 million in 2023.

Interest and other financing expense was approximately $923,000 compared to $1.4 million in 2023. Included in full year interest and other financing expense are fees and expenses related to switching our credit facility to a new financial institution. Interest and other financing expense will fluctuate as the Company utilizes the line of credit for acquisitions or other short-term liquidity needs.

Net income in 2024 was $3.7 million, or $0.26 per diluted share, compared to net income of $6.1 million, or $0.45 per diluted share, in the same year-ago period. Included in the net income in 2024 was a non-cash impairment charge of $6.0 million recognized in the third quarter related to industry and market conditions affecting the overall financial performance of MRINetwork. Adjusted net income for the full year was $9.9 million, or $0.71 per diluted share compared to adjusted net income of $9.9 million, or $0.72 per diluted share in the same prior-year period.

Adjusted EBITDA for the full year was $16.1 million compared to $16.5 million in 2023.

Balance Sheet and Capital Structure

Cash was $2.2 million as of December 31, 2024, compared to $1.3 million as of December 31, 2023. Total assets were $94.0 million as of December 31, 2024, compared to $103.8 million as of December 31, 2023. Total liabilities were $29.2 million as of December 31, 2024, compared to $41.1 million as of December 31, 2023.

Working capital as of December 31, 2024, was $25.1 million compared to $15.7 million as of December 31, 2023.

As of December 31, 2024, assuming continued covenant compliance, availability under the line of credit was approximately $33.4 million based on eligible collateral, less letter of credit reserves, bank product reserves, and current advances.

On March 17, 2025, the Company paid a quarterly cash dividend of $0.06 per share of common stock to shareholders of record as of March 3, 2025. The Company intends to pay a $0.06 cash dividend on a quarterly basis, but the declaration of any dividend and the exact amount each quarter will be based on its business results and financial position and is subject to board of director discretion.

Conference Call

HireQuest will hold a conference call to discuss its financial results.

Date:	Thursday, March 27, 2025
Time:	4:30 p.m. Eastern Time
Toll-free dial-in number:	888-506-0062
International dial-in number:	973-528-0011
Entry code:	760591

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

The conference call will be broadcast live and available for replay at https://www.webcaster4.com/Webcast/Page/2359/52155 and via the investor relations section of HireQuest’s website at https://hirequest.com/.

A replay of the conference call will be available through Thursday, April 10, 2025.

Toll-free replay number:	877-481-4010
International replay number:	919-882-2331
Replay passcode:	52155

About HireQuest

HireQuest is a franchisor of staffing solutions with a presence across the U.S. and international markets. Through its primary divisions—HireQuest Direct, HireQuest Health, MRINetwork, Snelling, and TradeCorp - the company provides temporary, direct-hire, and contract staffing solutions across industries, including construction, light industrial, healthcare, finance, manufacturing, cybersecurity, and engineering. From on-demand staffing to executive search, HireQuest’s divisions operate as one team for our customers -delivering workforce solutions that drive growth and change lives. For more information, visit www.hirequest.com

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions, future revenue or sales and the growth thereof; operating results; anticipated benefits of acquisitions, or the status of integration of those entities; the declaration, or not, of future dividends; and other similar statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.

While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. They are based only on the company’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. The company cannot assure you that these expectations will occur, and its actual results may be significantly different. Therefore, you should not place undue reliance on these forward-looking statements. Important factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by the company include the following: the level of demand and financial performance of the temporary staffing industry; the financial performance of the company’s franchisees; changes in customer demand; economic uncertainty caused by macroeconomic trends including potential inflation or a recessionary environment; uncertainty in the supply chain or economy caused by Russia’s invasion of Ukraine, the war between Israel and Palestine, or other global conflict; the relative success or failure of acquisitions and new franchised offerings; our success in reducing workers’ compensation expenses; the extent to which the company is successful in gaining new long-term relationships with customers or retaining existing ones, and the level of service failures that could lead customers to use competitors’ services; significant investigative or legal proceedings including, without limitation, those brought about by the existing regulatory environment or changes in the regulations governing the temporary staffing industry and those arising from the action or inaction of the company’s franchisees and temporary employees; strategic actions, including acquisitions and dispositions and the company’s success in integrating acquired businesses including, without limitation, successful integration following any of our various acquisitions; success or failure in determining how to allocate capital; disruptions to the company’s technology network including computer systems and software; natural events such as severe weather, fires, floods, and earthquakes, or man-made or other disruptions of the company’s operating systems; and the factors discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and the quarterly reports on Form 10-Q filed thereafter.

Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Non-U.S. GAAP Financial Measures

This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses these non-U.S. GAAP measures in its analysis of the Company’s performance. These measures should not be considered a substitute for U.S. GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with U.S. GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provide useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. GAAP measures are not formally defined under U.S. GAAP, and other entities may use calculation methods that differ from those used by us. As a complement to U.S. GAAP financial measures, our management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP measures. See the tables below for a reconciliation of these non-U.S. GAAP measures to the most directly comparable U.S. GAAP financial measures.

Company Contact:

HireQuest, Inc.

David Hartley, Vice President of Corporate Development

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

Email: hirequest@imsinvestorrelations.com

- Tables Follow -

HireQuest, Inc.

Consolidated Balance Sheets

(in thousands, except par value data)	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash	$ 2,219	$ 1,342
Accounts receivable, net of allowance of $275 and $199, respectively	42,348	44,394
Notes receivable	1,167	1,788
Prepaid expenses, deposits, and other assets	2,413	3,283
Prepaid workers' compensation	1,094	646
Total current assets	49,240	51,453
Property and equipment, net	4,149	4,280
Workers' compensation claim payment deposit	1,127	1,469
Franchise agreements, net	19,737	21,440
Other intangible assets, net	8,442	10,162
Goodwill	1,633	5,870
Deferred tax asset	2,073	325
Other assets	57	102
Notes receivable, net of current portion and allowance of $773 and $623, respectively	6,664	7,834
Intangible assets held for sale - discontinued operations	891	891
Total assets	$ 94,013	$ 103,826
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 174	$ 137
Line of credit	6,829	14,119
Term loans payable	88	514
Other current liabilities	2,018	2,338
Accrued payroll, benefits, and payroll taxes	2,557	4,286
Due to franchisees	7,579	9,881
Risk management incentive program liability	1,252	565
Workers' compensation claims liability	3,599	3,871
Total current liabilities	24,096	35,711
Term loans payable, net of current portion	-	132
Workers' compensation claims liability, net of current portion	2,707	2,766
Franchisee deposits	2,406	2,485
Total liabilities	29,209	41,094
Commitments and contingencies (Note 12)
Stockholders' equity
Preferred stock - $0.001 par value, 1,000,000 shares authorized; none issued	-	-
Common stock - $0.001 par value, 30,000,000 shares authorized; 14,073 and 13,997 shares issued, respectively	14	14
Additional paid-in capital	36,286	34,527
Treasury stock, at cost – 44 shares	(146)	(146)
Retained earnings	28,650	28,337
Total stockholders' equity	64,804	62,732
Total liabilities and stockholders' equity	$ 94,013	$ 103,826

HireQuest, Inc.

Consolidated Statement of Income

	Three month ended		Twelve months ended
(in thousands, except per share data)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
	(unaudited)	(unaudited)
Franchise royalties	$ 7,644	$ 8,892	$ 32,673	$ 35,813
Service revenue	439	871	1,925	2,069
Total revenue	8,083	9,763	34,598	37,882
Selling, general and administrative expenses	5,120	6,624	21,406	24,448
Goodwill and intangible asset impairment charge	-	-	6,035	-
Depreciation and amortization	697	698	2,789	2,793
Income from operations	2,266	2,441	4,368	10,641
Other miscellaneous income (expense)	132	(1,997)	145	(1,738)
Interest income	132	67	556	263
Interest and other financing expense	(160)	(230)	(923)	(1,386)
Net income before income taxes	2,370	281	4,146	7,780
Provision (benefit) for income taxes	49	(185)	221	1,345
Net income from continuing operations	2,321	466	3,925	6,435
Loss from discontinued operations, net of tax	(102)	(451)	(253)	(300)
Net income	$ 2,219	$ 15	$ 3,672	$ 6,135

Basic earnings (loss) per share
Continuing operations	$ 0.17	$ 0.03	$ 0.29	$ 0.47
Discontinued operations	(0.01)	(0.03)	(0.02)	(0.02)
Total	$ 0.16	$ 0.00	$ 0.27	$ 0.45

Diluted earnings (loss) per share
Continuing operations	$ 0.17	$ 0.03	$ 0.28	$ 0.47
Discontinued operations	(0.01)	(0.03)	(0.02)	(0.02)
Total	$ 0.16	$ 0.00	$ 0.26	$ 0.45

Weighted average shares outstanding
Basic	13,900	13,783	13,838	13,733
Diluted	13,987	13,830	13,920	13,801

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted EBITDA

(unaudited)

	Three month ended		Twelve months ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$ 2,219	$ 15	$ 3,672	$ 6,135
Interest expense	160	230	923	1,386
Provision for income taxes	49	(185)	221	1,345
Depreciation and amortization	697	698	2,789	2,793
EBITDA	3,125	758	7,605	11,659
WOTC related costs	157	122	483	461
Non-cash compensation	510	555	1,759	1,483
Goodwill and intangible asset impairment	-	-	6,035	-
Acquisition related charges, net	(139)	2,618	(28)	2,344
Write down of notes receivable	150	240	275	540
Adjusted EBITDA	$ 3,803	$ 4,293	$ 16,129	$ 16,487

HireQuest, Inc.

Non-U.S. GAAP - Reconciliation of Net Income to Adjusted Net Income

(unaudited)

	Three month ended		Twelve months ended
(in thousands, except per share data)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$ 2,219	$ 15	$ 3,672	$ 6,135
Amortization of acquired intangible assets	541	541	2,159	2,162
Goodwill and intangible asset impairment	-	-	6,035	-
Acquisition related charges, net	(139)	2,618	(28)	2,344
Write down of notes receivable	150	240	275	540
Tax effect of adjustments (1)	(144)	(884)	(2,195)	(1,312)
Adjusted net income	$ 2,627	$ 2,530	$ 9,918	$ 9,869
Adjusted net income per diluted share	$ 0.19	$ 0.18	$ 0.71	$ 0.72
Diluted shares outstanding	13,987	13,830	13,920	13,801
(1) the tax effect includes the application of our statutory rate of 26% to all taxable / deductible adjustments.